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                                                                    EXHIBIT 3.38

                               OPERATING AGREEMENT

                              PROVIDENCE SOILS, LLC

         The undersigned as the Sole Members of Providence Soils, LLC, a Rhode Island Limited Liability Company (the "LLC"), do hereby enter into this Operating Agreement, effective as of the 27th day of January, 2000.

                                       I.
                                PLACE OF BUSINESS

         The principal place of business of the LLC shall be in the state of Rhode Island. And the mailing address shall be 1800 Bering, Suite 1000, Houston, Texas 77057, or such other address to which the business may from time to time be moved with the approval of the Members of the LLC.

                                      II.
                               DURATION OF THE LLC

         The LLC shall commence upon the filing of its Articles of Organization with the Secretary of State of Rhode Island, and shall have perpetual existence unless terminated sooner by operation of law or by agreement between the parties.

                                      III.
                                     PURPOSE

         The purpose of the LLC shall be to engage in any lawful business which a limited liability company may carry on under the General Laws of Rhode Island
(1956), as amended.

                                      IV.
                                    MEMBERS

         The names and addresses of each of the Members of the LLC are set forth on Schedule A, annexed hereto and made a part hereof. Additional members may be added to the composition of the LLC upon the unanimous consent of the Member or Members. For the purposes of this Operating Agreement, the term Member or Members, whether in the singular or the plural, shall refer to those Members or a Member, as the case may be, from time to time set forth on Schedule A.

                                       V.
                              CAPITAL CONTRIBUTIONS

         The interest of each of the Members in the LLC is set forth on Schedule A, annexed hereto and made a part hereof. The agreed value of the initial capital contribution to the LLC on behalf of each Member is set forth on Schedule A. The Members of the LLC and their interests in the profits, losses and distributions from the LLC are set forth on Schedule A.


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                                      VI.
                        ADDITIONAL CAPITAL CONTRIBUTIONS

         The Members may but are not required to contribute in proportionate amounts any additional capital deemed necessary for the operation of the LLC.

                                      VII.
                 DIVISION OF PROFITS, LOSSES, AND DISTRIBUTIONS

         All profits, losses and distributions of the LLC shall be allocated among the Members based on their interests in the LLC as set forth on Schedule
A. A separate capital account shall be maintained for each Member. No Member shall make any withdrawals from capital without prior approval of the LLC. If the capital account of the Member becomes impaired, his share of subsequent LLC profits shall be first credited to his capital account until that account has been restored.

                                     VIII.
                        RIGHTS AND DUTIES OF THE PARTIES

         Decisions and actions of the Members and of the LLC, including but not limited to the sale, transfer or other disposition of any property of the LLC other than as specifically provided herein, shall be decided by the consent of the Members owning a majority of the interests set forth on Schedule A in the LLC at meetings regularly called with notice to all Members or by means of written consent of the Members owning a majority of the interests set forth on Schedule A in the LLC with notice to or waiver of notice from all members.

                                      IX.
                               COSTS AND EXPENSES

         No Member shall be separately compensated on a salaried basis for services performed in carrying out the purpose of the LLC. No salaries or individual compensation shall be otherwise payable, without the consent of the Members, for the normal management of the LLC although the LLC may from time to time employ one or more managers or other representatives at a designated salary.

                                       X.
                                   MANAGEMENT

         (a) Management. The business of the LLC shall be managed by and be under the authority of a Manager or Managers, as designated by the LLC and set forth herein, who shall have the full authority to take all actions necessary to effectuate the purposes of the LLC pursuant to Chapter 16 of Title 7 of the General Laws of Rhode Island (1956), as amended.

         (b) Appointment of Manager. Each Manager of the LLC shall be appointed by the Members and shall serve in such capacity until his or her earlier resignation or removal from office by the LLC.

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         (c) Limitation of Liability of Manager. A Manager of the LLC shall not be personally liable to the LLC or to its members for monetary damages for breach of any duty provided for in Section 17 of the Rhode Island Limited Liability Company Act, as the same hereafter may be amended, except that liability shall not be limited for:

                  (i) Breach of the Manager's duty of loyalty to the limited liability company or its Members;

                  (ii) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (iii) The liability imposed pursuant to the provisions of Section 7-16-32 relating to wrongful distributions; or

                  (iv) Any transaction from which the Manager derived an improper personal benefit, unless said transaction was with the informed consent of the Members.

                                      XI.
                                    BANKING

         All funds of the LLC shall be deposited in its name in such checking account or accounts as shall be designated by the Manager. All withdrawals therefrom are to be made upon checks which must be signed by the Manager or a representative or representatives designated by the Members.

                                      XII.
                                     BOOKS

         The LLC books shall be maintained at the offices of the LLC and each Member shall have access thereto. The books shall be kept on a calendar year basis, and shall be closed and balanced at the end of each fiscal year. An audit shall be made as of the close of each year, if a request for such audit is made in writing by the Member, and mailed or delivered to the other Members and the Manager.

                                     XIII.
                                   INSURANCE

         During the course of the term for which this LLC is formed, the LLC shall carry such insurance as deemed appropriate by the Manager.

                                      XIV.
                              VOLUNTARY TERMINATION

         The LLC may be dissolved at any time by agreement of all the Members, in which event the Members shall proceed with reasonable promptness to liquidate the LLC. The assets of the LLC shall be distributed in the following order:

                                       3

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         A. To pay or provide for the payment of all LLC liabilities to creditors other than Members, and liquidating expenses and obligations;

         B. To pay debts owing to Members other than for capital and profits;

         C. To pay debts owing to Members in respect to capital; and

         D. To pay debts owing to Members in respect to profits.

                                      XV.
                          WITHDRAWAL OF MEMBER BY SALE

         In the event of the withdrawal of any Member pursuant to a sale, transfer or assignment of a membership interest approved pursuant to Paragraph XVIII, the LLC shall dissolve and liquidate unless the remaining Members unanimously agree and consent to continue the business of the LLC. Any such Member shall give a right of first refusal to purchase said share and interest at the same price as that being offered by a bona fide buyer to all Members, and each Member shall have the right to purchase that percentage of the interest being sold obtained by dividing his interests in the LLC by the total interests in the LLC of all Members electing to purchase.

                                      XVI.
      DEATH, RESIGNATION, EXPULSION, BANKRUPTCY OR DISSOLUTION OF A MEMBER

         In the event of the death, resignation, expulsion, bankruptcy or dissolution of any Member, the LLC shall dissolve and liquidate unless the remaining Members unanimously agree and consent to continue the business of the LLC.

                                     XVII.
                                  DISTRIBUTION

         Prior to dissolution and at least annually as income has been received by the LLC, accounts determined and tax returns filed, the Members shall determine funds available for distribution. Upon liquidation, a reasonable reserve determined by the Members shall be established in an amount to cover anticipated costs and expenses, if any. Liquidation of the LLC need not be delayed provided that such amounts are properly escrowed and arrangements are made for performance of such services as may be required in the interest of the LLC. Escrows, reserves or liquidating accounts may be established as escrows or otherwise, which activity need not unduly delay the termination of the LLC for all other purposes.

                                     XVIII.
               SALE, TRANSFER OR ASSIGNMENT OF MEMBERSHIP INTEREST

         No Member shall have the right to sell, transfer or assign the Member's membership interest in the LLC, in whole or in part, without the unanimous consent of the other Members and no sale, transfer or assignment which has been consented to shall be effective unless the assignee shall agree in writing to be bound by the terms of this Agreement. If this provision is violated, the assignee of such membership interest shall have no membership rights in the LLC.

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                                      XIX.
                                   AMENDMENTS

         This Operating Agreement may be altered, amended, restated or repealed and a new Operating Agreement may be adopted by the unanimous consent of the Members of the LLC.

                                      XX.
                      VIOLATION OF THIS OPERATING AGREEMENT

         Any Member who shall violate any of the terms, conditions, and provisions of this Operating Agreement shall keep and save harmless the LLC property and shall also indemnify the other then Members from any and all claims, demands and actions of every manner, kind and nature whatsoever which may arise out of or by reason of such violation of any of the terms and conditions of this agreement.





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         IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

         Signed:

                                             SYNAGRO TECHNOLOGIES, INC., Member

                                             By:  /s/    Alvin L. Thomas II
                                                --------------------------------
                                             Name:  Alvin L. Thomas II
                                                  ------------------------------
                                             Title:  Executive Vice President
                                                   -----------------------------
                                                     and Secretary
                                                   -----------------------------


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                                   SCHEDULE A
                         MEMBERS AND CAPITAL CONTRIBUTED



     Name and Address            Property Contributed        Membership Interest
     ----------------            --------------------        -------------------
Members:
Synagro Technologies, Inc.             $1000                       100%